AMENDMENT
TO
PARTICIPATION AGREEMENT

This AMENDMENT (this “Amendment”) is made and entered into as of the _30__ day of __May_____, 2013 by and among PRUCO LIFE INSURANCE COMPANY (the “Company”), a New Jersey corporation; FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each, a “Fund”)

WHEREAS, the Company, on its own behalf and on behalf of each Account, the Underwriter and the Fund are parties to a Participation Agreement dated as of ___May 30____, 2013 (the “Agreement”);

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.1.  The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund.  For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Easter Standard time on the next following Business Day. Beginning within twelve months of the effective date of this Agreement, the Company agrees that all order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.  No longer than twelve months from the effective date, Company shall follow the manual trading procedures attached to the Agreement as Exhibit B”

2.	Section 1.11 A (c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c) any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language, subject to state approval, reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.”

3.	Section 1.11 B (b) of the Agreement is hereby amended by replacing “five” with “ten” in the first sentence.

4.	The first sentence of Section 2.1 is hereby deleted in its entirety and replaced with the following:

“The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws.”

5.	Section 2.11 is hereby deleted in its entirety and replaced with the following:

"At all times Insurance Company shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder.  Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of Insurance Company’s employees and agents."

6.	The last sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following:

“The same procedures shall be followed with respect to the Fund's Statement of Additional Information and any supplements to the Fund’s prospectus or statement of additional information unless the fund designates that the supplement is not to be distributed to existing owners of the Contract.”

7.	Section 3.4 of the Agreement is hereby amended by added, “or its designee” after the word, “Company”.

8.           Section 4.6 is hereby deleted in its entirety and replaced with the following:

“At the Fund or Distributor’s request, the Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account..”

9.	Section 5.1 is hereby amended by adding “Except as described in Sections 3.1 and 5.3, the”, to the beginning of the first sentence.

10.           Section 12.2 is hereby deleted in its entirety.

11.	Section 12.9 is hereby amended by adding the “Upon request,” to the beginning of the first sentence.

12.	This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

13.           This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.           If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

[SIGNATURE PAGES FOLLOW]

WO 700148.4

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

PRUCO LIFE INSURANCE COMPANY

By:              /s Nils Gyllenhammer

Name:        Nils Gyllenhammer

Its:              Vice President, Product Strategy

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By:               __/s/ Joseph Zambello_________
Name:   Joseph Zambello
Their:             Deputy Treasuer

FIDELITY DISTRIBUTORS CORPORATION

By:               _William Loehning______
Name:
Title:               Executive Vice President
Date:        _____6/3/13____________

WO 700148.4

EXHIBIT B

Manual Processing

(a)   The Company agrees that: (i) the orders received by the Company before the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Fund business day (“Business Day”) will be transmitted by the Company to the Funds’ designated transfer agent (“Order Accepter”) by 9:00 a.m. Eastern Time on the next Business Day (“Day 1 Trades”); and (ii) Order received by the Company after Market Close on any Business Day will be transmitted by the Company to the Order Accepter by 9:00 a.m. Eastern Time on the second Business Day (“Day 2 Trades”).

(b)  The Company further agrees that payment for net purchases of fund shares attributable to all orders executed for the Accounts on a given Business Day will be wired to the Order Accepter or its designee transfer agent by Company or its designee on the same Business Day such purchase orders are transmitted to the Order Accepter no later than 2:00 p.m. Eastern Time.  The Order Accepter agrees that payment for net redemptions of Shares attributable to all orders executed for the Accounts on a given Business Day will  be wired by Order Accepter on the same Business Day such redemption orders are transmitted to Order Accepter no later than 1:00 p.m. Eastern Time to a custodial account designated by Company.

(c)  Day 1 Trades will be effected on the basis of the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, provided those trades are received by the Order Accepter by 9:00 a.m. Eastern Time on Day 2; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided those trades are received by the Order Accepter by 9:00 a.m. Eastern Time on Day 3.  The parties understand that, consistent with the foregoing, Day 1 Trades will have been received by the Order Accepter prior to Market Close on Day 1, and Day 2 Trades will have been deemed to have been received by the Order Accepter prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

(d)  Subject to the provisions in the Funds’ prospectuses, the Company and Fidelity will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

WO 700148.4